Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of the American Century
California Tax Free and Municipal Trust:

In planning and performing our audits of the financial
statements of the California High-Yield Municipal Fund,
the California Long-Term Tax-Free Fund, the California
Tax-Free Money Market Fund, and the California Tax-Free
Bond Fund (the “Funds”)  as of and for the year ended
August 31, 2009, in accordance with the standards of the
Public Company Accounting Oversight Board (United States),
we considered the Funds’ internal control over financial
reporting, including controls over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds’ internal
control over financial reporting.  Accordingly, we do
not express an opinion on the effectiveness of the
Funds’ internal control over financial reporting.

The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund’s
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.  A fund’s
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that receipts and
expenditures of the fund are being made only in accordance
with authorizations of management and trustees of the fund;
and (3)  provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use or
disposition of a fund’s assets that could have a material
effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material misstatement of
the Funds’ annual or interim financial statements will
not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of the California High-Yield
Municipal Fund, the California Long-Term Tax-Free Fund, the
California Tax-Free Money Market Fund, and the California
Tax-Free Bond Fund and the Securities and Exchange Commission
and is not intended to be and should not be used by anyone
other than these specified parties.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

October 29, 2009